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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8–K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest
event reported):	October 23, 2002

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-11521	23-1701520

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Country View Road, Malvern, Pennsylvania	19355

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(610)647-5930

Item   2. Acquisition or Disposition of Assets.

     This Form 8–K/A amends the Current Report on Form 8–K filed by Systems & Computer Technology Corporation, a Delaware corporation (the “Company”) on November 5, 2002 regarding the merger on October 23, 2002 of CPI Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), with and into Campus Pipeline, Inc., a Delaware corporation (“Campus Pipeline”) pursuant to an Agreement and Plan of Merger dated September 30, 2002 by and among the Company, Campus Pipeline and Acquisition Sub. The sole purpose of this amendment is to provide the financial statements of the business acquired as required by Item 7(a) and the pro–forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2), respectively, of Form 8–K.

Item   7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of Business Acquired.

The required financial statements of the business acquired are set forth below.

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FINANCIAL STATEMENTS Campus Pipeline, Inc. Years Ended December 31, 2001 and 2000 with Report of Independent Auditors

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Campus Pipeline, Inc.

Financial Statements

Years Ended December 31, 2001 and 2000

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Report of Independent Auditors

Board of Directors and Stockholders
Campus Pipeline, Inc.

We have audited the accompanying balance sheets of Campus Pipeline, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Campus Pipeline, Inc. at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

March 28, 2002,
Except for the second paragraph included in Note 5 under the caption “Notes Payable” as to which the date is May 31, 2002

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Campus Pipeline, Inc.

Balance Sheets
(In Thousands)

	December 31,
	2001	2000

Assets
Current assets:
Cash and cash equivalents	$24,168	$48,544
Accounts receivable, net	2,988	185
Receivables from related parties	1,108	823
Prepaid expenses and other current assets	1,736	1,041

Total current assets	30,000	50,593

Property and equipment:
Computer equipment and software	5,697	5,946
Furniture and fixtures	663	659
Leasehold improvements	207	217

	6,567	6,822
Less: accumulated depreciation	(3,848)	(2,025)

Net property and equipment	2,719	4,797

Strategic investments	–	104
Other assets	126	126

Total assets	$32,845	$55,620

The accompanying notes to financial statements are an integral part of these financial statements.

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Campus Pipeline, Inc.

Balance Sheets (continued)
(In Thousands Except Share Data)

	December 31,
	2001	2000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,136	$1,512
Accrued payroll and related expenses	1,094	914
Accrued commissions to related party	1,218	859
Other accrued liabilities	1,462	1,568
Current portion of notes payable	1,251	946
Deferred revenue	2,787	484

Total current liabilities	8,948	6,283

Notes payable	762	1,687

Stockholders’ equity:
Series A Redeemable Convertible Preferred Stock; no par value; 4,609,062 shares authorized, issued and outstanding at December 31, 2001 and 2000	27,953	27,953
Series B Redeemable Convertible Preferred Stock; no par value; 3,500,000 shares authorized, 3,369,403 shares issued and outstanding at December 31, 2001 and 2000	54,870	54,870
Common stock; $0.0001 par value; 65,200,000 shares authorized; 24,082,739 and 23,853,841 issued at December 31, 2001 and 2000, respectively	2	2
Additional paid-in capital	14,728	14,484
Notes receivable from stockholders	(359)	(392)
Treasury stock; 2,789,162 and 2,685,936 shares at December 31, 2001 and 2000, respectively	(5,423)	(5,282)
Deferred stock compensation	(38)	(181)
Accumulated deficit	(68,598)	(43,804)

Total stockholders’ equity	23,135	47,650

Total liabilities and stockholders’ equity	$32,845	$55,620

The accompanying notes to financial statements are an integral part of these financial statements.

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Campus Pipeline, Inc.

Statements of Operations
(In Thousands)

	Year Ended December 31,
	2001	2000

Revenues:
Software and maintenance	$6,074	$1,039
Professional fees and other	1,469	23
Corporate partnerships	458	2,219

Total Revenues	8,001	3,281

Cost of Revenues:
Software and maintenance	3,753	1,674
Professional fees and other	2,759	15

Total Cost of Revenues	6,512	1,689

Gross Margin	1,489	1,592

Operating expenses:
Research and development	9,016	14,690
Sales and marketing	9,457	8,650
General and administrative	9,207	10,755

Total operating expenses	27,680	34,095

Loss from operations	(26,191)	(32,503)

Other income (expense):
Interest income	1,698	3,223
Interest expense	(197)	(164)
Loss on write-down of strategic investments	(104)	(1,500)

Net loss	$(24,794)	$(30,944)

The accompanying notes to financial statements are an integral part of these financial statements.

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Campus Pipeline, Inc.

Statements of Stockholders’ Equity
(In Thousands, Except Share Data)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Notes Receivable From	Treasury Stock		Deferred Stock	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stockholders	Shares	Amount	Compensation	Deficit	Equity

Balance at December 31, 1999	4,609,062	$27,953	–	$–	24,099,094	$2	$11,831	$(2,716)	2,385,000	$(4,721)	$–	$(12,860)	$19,489
Issuance of Series B Redeemable Convertible Preferred Stock	–	–	3,369,403	54,870	–	–	–	–	–	–	–	–	54,870
Issuance of Common Stock upon exercise of employee stock options for cash	–	–	–	–	71,535	–	404	–	–	–	–	–	404
Issuance of Common Stock upon exercise of employee stock options for notes receivable	–	–	–	–	75,000	–	450	(450)	–	–	–	–	–
Issuance of stock options to non-employees in consideration for services rendered	–	–	–	–	–	–	23	–	–	–	–	–	23
Rescission of employee stock option exercises	–	–	–	–	–	–	1,745	–	–	–			1,745
Repurchase of Common Stock from employees	–	–	–	–	(391,788)	–	(1,744)	2,774	300,936	(561)	–	–	469
Stock compensation in connection with acceleration of stock option vesting	–	–	–	–	–	–	1,500	–	–	–			1,500
Deferred stock compensation	–	–	–	–	–	–	275	–	–	–	(275)	–	–
Amortization of deferred stock compensation	–	–	–	–	–	–	–	–	–	–	94		94
Net loss	–	–	–	–	–	–	–	–	–	–	–	(30,944)	(30,944)

Balance at December 31, 2000	4,609,062	$27,953	3,369,403	$54,870	23,853,841	$2	$14,484	$(392)	2,685,936	$(5,282)	$(181)	$(43,804)	$47,650
Issuance of Common Stock upon exercise of employee stock options for cash	–	–	–	–	29,839	–	45	–	–	–	–	–	45
Issuance of Common Stock upon exercise of employee stock options for notes receivable	–	–	–	–	166,666	–	167	(167)	–	–	–	–	–
Issuance of Common Stock to employees in lieu of cash compensation	–	–	–	–	32,393	–	32	–	–	–	–	–	32
Repurchase of Common Stock from employees	–	–	–	–	–	–	–	200	103,226	(141)			59
Amortization of deferred stock compensation	–	–	–	–	–	–	–	–	–	–	143	–	143
Net loss	–	–	–	–	–	–	–	–	–	–	–	(24,794)	(24,794)

Balance at December 31, 2001	4,609,062	$27,953	3,369,403	$54,870	24,082,739	$2	$14,728	$(359)	2,789,162	$(5,423)	$(38)	$(68,598)	$23,135

The accompanying notes to financial statements are an integral part of these financial statements.

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Campus Pipeline, Inc.

Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2001	2000

Cash flows from operating activities
Net loss	$(24,794)	$(30,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,226	1,532
Issuance of stock options to non-employees in consideration for services rendered	–	23
Stock based compensation	99	4,643
Amortization of deferred compensation	143	94
Loss on disposal of property and equipment	527	16
Write-down of strategic investments	104	1,500
Changes in operating assets and liabilities:
Accounts receivable	(2,803)	(90)
Related party receivables	(285)	(701)
Notes receivable from related parties	–	75
Prepaid expenses and other assets	(695)	(861)
Accounts payable and accrued liabilities	57	1,616
Deferred revenue	2,303	(850)

Net cash used in operating activities	(23,118)	(23,947)

Cash flows from investing activities
Purchases of property and equipment	(677)	(3,864)
Proceeds from sale of property and equipment	2	124

Net cash used in investing activities	(675)	(3,740)

Cash flows from financing activities
Proceeds from issuance of notes payable	444	3,000
Payments on notes payable	(1,064)	(367)
Proceeds from exercise of stock options	45	404
Proceeds from issuance of Redeemable Convertible Preferred Stock, net of issuance costs	–	54,870
Purchase of treasury stock	(8)	(766)
Other	–	(163)

Net cash (used in) provided by financing activities	(583)	56,978

Net increase (decrease) in cash and cash equivalents	(24,376)	29,291
Cash and cash equivalents at beginning of year	48,544	19,253

Cash and cash equivalents at end of year	$24,168	$48,544

Supplemental disclosure of cash flow information
Reduction of notes receivable from stockholders upon surrender of stock	133	2,774

The accompanying notes to financial statements are an integral part of these financial statements.

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Campus Pipeline, Inc.

Notes to Financial Statements

Years Ended December 31, 2001 and 2000

1. Organization and Nature of Business

Campus Pipeline, Inc. (“the Company”) was organized and incorporated in the state of Utah on June 24, 1998 and commenced operations on that date. The Company was reincorporated on March 27, 2000 in the state of Delaware. The Company conducts its business within one industry segment. The Company’s products are marketed to serve as the official Intranet and personalized portal to the Internet for administration, faculty, staff, students and alumni of colleges and universities. Integrated with the existing enterprise systems at an individual college or university, Campus Pipeline’s product web–enables that institution, providing access, personalization, security, content management and control to campus constituents.

2. Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers investments in highly liquid instruments purchased with an original maturity of three or less months to be cash equivalents. Cash equivalents primarily consist of investments in money market accounts and are recorded at cost, which approximates fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents and accounts receivable. Risks associated with cash and cash equivalents are mitigated by banking with creditworthy institutions; however, at times deposits with such institutions may exceed FDIC insurance limits. The Company has no significant off–balance sheet concentrations of credit risk, such as foreign exchange contracts, option contracts or other foreign currency hedging arrangements. Accounts receivable are unsecured and are primarily derived from transactions with entities located in the United States. The Company performs ongoing credit evaluations of its customers and will maintain reserves for potential credit losses.

One single customer accounted for 44.1% of revenue for the year ended December 31, 2001. Two customers accounted for 39.8% and 31.7% of revenue for the year ended December 31, 2000. At December 31, 2001, no single customer accounted for more than 10% of the accounts receivable balance. At December 31, 2000, three customers comprised 27.3%, 27.1% and 11.9% of the accounts receivable balance.

Property and Equipment

Property and equipment, including leasehold improvements, are stated at cost, less accumulated depreciation. Depreciation is computed using the straight–line method over the estimated useful lives of the respective assets, generally three to five years. Leasehold improvements are depreciated using the straight–line method over the shorter of the estimated useful lives of the assets or the remaining lives of the related

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

leases. Any gains or losses on the disposal of property and equipment are recorded in the period of disposition.

Periodically, the Company reviews its long–lived assets for impairment. During 2001, the Company impaired certain internal use software with a net book value on the date of impairment of approximately $527,000. The impairment loss is recorded on the statement of operations under the caption “general and administrative.”

Stock Based Compensation

The Company has elected to account for stock based compensation arrangements under the provisions of Accounting Principles Board (“APB”) No. 25, “Accounting for Stock Issued to Employees,” rather than adopting the alternative fair value accounting provided under Statement of Financial Accounting Standard (“SFAS”) No. 123, “Accounting for Stock Based Compensation.” The Company has complied with the disclosure provisions of SFAS No. 123. Under APB No. 25, no compensation expense is recognized if the exercise price of the Company’s employee stock options equals or is greater than the fair value of the underlying stock on the date of grant. The Company accounts for Common Stock issued to non–employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (“EITF”) Issue No. 96–18.

Revenue Recognition

The Company derives its revenues from the license of its software products and related professional services and post contract customer support services (“maintenance”) and corporate partnerships. The Company licenses its software in multiple element arrangements in which the customer purchases a combination of software, maintenance and/or professional services (i.e., training, implementation services, etc.). The Company accounts for revenue from software transactions pursuant to Statement of Position (“SOP”) No. 97–2, “Software Revenue Recognition,” as amended by SOP No. 98–4 and SOP No. 98–9. SOP No. 97–2 requires that revenue recognized from software arrangements be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation, or training. Under SOP 97–2, the determination of fair value is based on objective evidence, which is specific to the vendor. If such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered. The Company has adopted the provisions of SOP 97–2 and related amendments as of June 24, 1998 (inception).

The Company recognizes revenue allocable to software licenses and specified upgrades upon delivery of the software product or upgrade to the end user, unless the fee is not fixed or determinable or collectibility is not probable. The Company considers all arrangements with payment terms extending beyond 12 months and other arrangements with payment terms longer than normal not to be fixed or determinable. If the fee is not fixed or determinable, revenue is recognized as payments become due from the customer.

Maintenance includes telephone support, bug fixes, and rights to upgrades on a when–and–if–available basis. In software arrangements that include rights to multiple software products, specified upgrades, maintenance and/or other services, the Company allocates the total arrangement fee among each deliverable based on the relative fair value of each deliverable as determined using vendor–specific

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

objective evidence. Revenue allocable to maintenance is recognized on a straight–line basis over the period maintenance is provided, typically 12 months.

Professional fees and other revenue relate primarily to consulting services, installation and training services revenue. Such services primarily consist of implementation services related to the installation of the Company’s products and do not include significant customization to or development of the underlying software code. Consulting, installation and training revenues are recognized as the services are performed and are usually on a time and materials basis.

Corporate partnerships revenue consists of sponsorship revenue and strategic partnership agreements. Sponsorship revenue is derived from entities that enter into agreements with the Company to pay a specified fee, which allows them premier ad placement on the Company’s web platform. Sponsorship fees are recognized ratably over the term of the agreement provided the Company does not have any remaining significant obligations and collection of the resulting receivable is probable. Strategic partnership revenue is earned by providing business partners with the ability to integrate their offerings in the Company’s web platform. These agreements are entered into for a specified period of time. The Company recognizes strategic partnership revenue ratably over the term of the applicable agreement.

Cost of Revenue

Cost of revenue consists primarily of software license and maintenance fees paid to a third–party, cost of professional services, cost of customer support and costs for data center and content that are integrated into the Campus Pipeline software platform. Cost of professional services and customer support consists primarily of salaries, benefits and allocated overhead costs related to consulting, training, customer support and other services personnel, including cost of services provided by third–party consultants engaged by the Company.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets based on the differences between the financial reporting and tax bases of assets and liabilities using the currently enacted tax rates and laws. Valuation allowances are established when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Research and Development

Research and development expenditures are generally charged to operations as incurred. SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed,” requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based upon the Company’s product development process, technological feasibility is established upon completion of a working model. During the years ended December 31, 2001 and 2000, the costs incurred between completion of the working model and the general release date have been insignificant. As a result, all such costs have been expensed as incurred.

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impact of Recently Issued Accounting Standards

In August 2001, the FASB also issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long–Lived Assets” (“SFAS”). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long–lived assets. SFAS 144 establishes a single accounting model, based on the framework established in SFAS 121, for long–lived assets to be disposed of by sale. SFAS 121 did not address the accounting for a segment of a business accounted for as a discontinued operation under APB Opinion No. 30, “Reporting the Results of Operations–Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” (“APB 30”) so two accounting models existed for the disposal of long–lived assets. SFAS 144 replaces both SFAS 121 and APB 30, so that only one accounting model exists for the disposal of long–lived assets. SFAS 144 also resolves implementation issues related to SFAS 121. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The provisions of SFAS 144 are to be applied prospectively. The Company plans on adopting SFAS 144 on January 1, 2002. The Company believes that the adoption of SFAS 144 will not have a material effect on the Company’s results of operations, financial position or liquidity.

In December 2001, the FASB staff issued Topic No. D–103 “Income Statement Characterization of Reimbursements Received for “Out–of–Pocket” Expenses Incurred” (“Topic D–103”), which is effective for fiscal years beginning after December 15, 2001. Topic D–103 requires that certain out–of–pocket expenses rebilled to customers be recorded as revenue versus an offset to the related expense. Comparative financial statements for prior periods must be conformed to this presentation. The Company has adopted the provisions of this announcement for the periods presented with no material effect on the Company’s results of operations, financial position or liquidity.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred. The Company does not incur any direct–response advertising costs. Total advertising and promotion costs were approximately $2.3 million and $2.1 million for the years ended December 31, 2001 and 2000, respectively.

Comprehensive Income

The Company has adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income.” SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non–owner sources. Since inception, comprehensive loss has been the same as net loss.

Segment Information

In June 1997, the FASB issued SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information.” This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. In accordance with the provisions of SFAS No. 131, the Company has determined that it has one reportable operating segment for all periods presented.

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Reclassifications

Certain reclassifications have been made in the prior years’ financial statements and notes to financial statements to conform to the current year presentation. Certain reclassifications were made as a result of changes in the Company’s business model during the year ended December 31, 2001. During the year ended December 31, 2000, many expenses such as data center costs, content related costs, third–party software and services and product integration costs were included under the captions “Research and development” and “Sales and marketing”. These costs are included as Cost of Revenues under the captions “Software and maintenance” and “Professional fees and other” in the current year presentation.

3. Strategic Investments

In September of 1999, the Company purchased 159,112 shares of Series A Convertible Preferred Stock from a distributor of software application products (“the software distributor”) for $300,000. The software distributor provided products that enabled web calendar publishing across an entire enterprise or online community. The Company owns less than 20% of the software distributor’s outstanding common stock, assuming conversion of the Series A Convertible Preferred Stock and other common stock equivalents. In connection with this investment, the Company also entered into a license agreement to engage the software distributor to perform development services that would facilitate integration of its calendar publishing software into the Company’s product so that the product can offer calendaring features and functionality. The investment in the distributor was accounted for on a cost basis.

In November 1999, the Company purchased 31,539 shares of Series A Convertible Preferred Stock from a company that provides web based health related content and health services to college students and college health professionals (“the content provider”) for $1.3 million. The Company owns less than 20% of the content provider’s outstanding common stock, assuming conversion of the Series A Convertible Preferred Stock and other common stock equivalents. In consideration of the $1.3 million payment the Company also received preferred stock warrants which entitled the Company to receive up to the number of shares of Preferred Stock of the content provider equal to 2% of the fully–diluted capital stock at the close of the content provider’s next qualified round of financing. In addition to the investment, the Company also provided a loan to the content provider for $75,000, with an interest rate of 8.25% per annum. The note and accrued interest were paid in full in March of 2000. The investment was accounted for on a cost basis and included under the caption “Strategic Investments” on the accompanying balance sheet at December 31, 2000.

The Company reviews its strategic investments for impairment and recognizes losses as necessary. During 2001, the Company recognized an impairment loss of approximately $0.1 million related to its investment in the content provider. During 2000, the Company recognized impairment losses of $0.3 million related to its investment in the software distributor and $1.2 million related to its investment in the content provider. These write–downs were the result of other than temporary decreases in the estimated fair market values of the respective investments based on indicators such as limited liquidity and poor prospects for additional financing. These losses were recorded on the statement of operations under the caption “Loss on write–down of strategic investments.”

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

4. Income Taxes

The Company has incurred losses since inception; thus, there was no net provision for income taxes in the accompanying statements of operations for the years ended December 31, 2001 and 2000. The components of the income tax provision applicable to federal and state income taxes are as follows (in thousands):

	2001	2000

Current benefit:
Federal	$–	$–
State	–	–

Total	–	–

Deferred benefit:
Federal	$7,772	$9,406
State	961	1,491

Total	8,733	10,897

Total tax benefit	8,733	10,897
Valuation allowance	(8,733)	(10,897)

Net tax benefit	$–	$–

Due to the uncertainty surrounding the realization of federal and state income tax benefits in future tax returns, the Company has provided for a valuation allowance against its deferred tax assets. The difference between the statutory federal income tax rate and the Company’s effective income tax rate is summarized as follows:

	2001	2000

Federal income tax rate	(34.0)%	(34.0)%
State income tax, net of federal benefit	(3.3)%	(3.3)
Non-deductible items and other permanent differences	0.3%	3.7
Valuation allowance	37.0%	33.6

Effective tax rate	0.0%	0.0%

The components of the Company’s net deferred tax assets at December 31, 2001 and 2000 are as follows (in thousands):

	2001	2000

Net operating loss carryforwards	$23,643	$15,122
Research credit carryforwards	484	896
Other liabilities and accruals	694	321
Depreciation differences	367	116
Valuation allowance	(25,188)	(16,455)

Net deferred tax asset	$–	$–

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

4. Income Taxes (continued)

As of December 31, 2001, the Company had federal net operating loss carryforwards of approximately $63.4 million, which begin to expire in 2021 and state net operating loss carryforwards of approximately $63.4 million, which begin to expire in 2016. The net operating losses can be carried forward to offset future taxable income.

Utilization of the net operating losses carryforwards and credits may be subject to a substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses carryforwards and credits before utilization.

As a result of the Company’s losses since inception, the Company has not paid any income taxes for the years ended December 31, 2001 and 2000.

5. Notes Payable

In June 2000, the Company borrowed $3.0 million under a secured term loan agreement (the “note”) with a financial institution (“lender”). On January 31, 2001, the Company obtained an amendment to the note agreement, which re–advanced the amount of the principal that had been repaid by the Company to bring the total outstanding principal balance to $3.0 million as of that date. The note was used primarily to finance the Company’s purchase of equipment, software and furniture. The note was secured by all of the Company’s furniture and software, not including software or any form of other intellectual property developed or created by the Company. The lender also had a security interest in the Company’s checking, investment or other accounts held with the lender. The note requires monthly interest and principal payments for a period of three years and bears interest at the financial institution’s prime rate plus one percent (5.75% at December 31, 2001). Under the terms of the note, the Company is subject to certain financial covenants and has restrictions on certain activities such as obtaining additional borrowings, declaring or paying dividends, making loans or acquiring interests in certain other entities. As of December 31, 2001, the Company was in compliance with all of the financial covenants under the note. Additionally, as of December 31, 2001, principal maturities under the note are $1,251,000 and $762,000, in fiscal years 2002 and 2003, respectively.

In May 2002, the Company was in technical non–compliance with the capitalization financial covenant under the note that required the Company to maintain a net worth plus preferred stock equal to or greater than $20 million. In response to that violation, the Company assigned to the lender a security interest equal to the remaining balance of the note in certain liquid assets maintained by the lender on behalf of the Company. As a result of this security interest, the Company has approximately $1.5 million of restricted cash as of the assignment date. The assignment of this security interest decreased the interest rate on the note from the financial institution’s prime rate plus one percent to the prime rate.

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

6. Commitments and Contingencies

Lease Commitments

The Company has various non–cancelable operating lease commitments. Future minimum lease payments under these leases at December 31, 2001 are as follows (in thousands):

2002	$1,910
2003	1,498
2004	1,159
2005	922
2006	870
Thereafter	4,837

Total future minimum lease payments	$11,196

The operating lease agreements are subject to predetermined rate increases in accordance with the signed rental agreements. Rent expense under operating leases for the years ended December 31, 2001 and 2000 was approximately $1,002,000 and $831,000, respectively.

Employment Agreements

The Company has an employment agreement with the CEO, which requires, among other things, severance payments and continued benefit coverage for up to eighteen months upon involuntary termination for any reason other than for “cause.” In certain cases, the employment contract provides for accelerated vesting of stock options upon termination for any reason other than for “cause.”

Legal Proceedings

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties and an unfavorable outcome in various matters may arise that could have a material adverse effect on the Company’s financial position and results of operations. It is the opinion of management, after discussions with legal counsel, that the ultimate dispositions of all pending legal proceedings and unasserted claims in the aggregate will not have a material effect on the Company’s financial position or results of operations.

7. Stockholders’ Equity

Preferred Stock

Conversion Privileges

The holders of the Series A and B stock have the right to convert the Preferred Stock, at the option of the holder, at any time, into shares of Common Stock of the Company at the conversion rate of one–to–one, subject to adjustments for dilutive issuances and other events.

Each share of Series A automatically will be converted into shares of Common Stock, based upon the current conversion rate, immediately upon the closing of a fully underwritten public offering under the Securities Act of 1933, as amended, that results in net proceeds to the Company of at least $20 million at a per share price of not less than twice the per share purchase price of the Series A Preferred Stock (as adjusted for stock splits, combinations and recapitalizations).

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

7. Stockholders’ Equity (continued)

Preferred Stock (continued)

Each share of Series B automatically will be converted into shares of Common Stock, based upon the current conversion rate, immediately upon the closing of a fully underwritten public offering under the Securities Act of 1933, as amended, that results in net proceeds to the Company of at least $30.0 million at a per share price of not less than one–and–one half times the per share purchase price of the Series B Preferred Stock (as adjusted for stock splits, combinations and recapitalizations). Conversion of the Series B shall be automatic upon the election of holders of more than two–thirds of the then outstanding Series B Preferred Stock, voting together as a single class.

Voting Rights

Series A and B stockholders are entitled to vote on all matters with the common stockholders and are entitled to the number of votes equal to the number of Common Stock into which their Preferred Stock are convertible.

Liquidation Preferences

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, Series A stockholders are entitled to payment in an amount equal to approximately $6.07 per share plus all declared and unpaid dividends. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, Series B stockholders are entitled to payment in an amount equal to approximately $16.31 per share plus all declared and unpaid dividends. If the assets to be distributed to the holders of Preferred Stock are insufficient, then the assets will be distributed ratably to the holders of the Preferred Stock.

Redemption Rights

If requested by the majority of the Series A stockholders, the Company shall be obligated at any time after five years of the closing of the Series A offering to redeem all of the Preferred stock at the price of $6.07 per share, together with any declared but unpaid dividends. If requested by the majority of the Series B stockholders, the Company shall be obligated at any time after five years of the closing of the Series B offering to redeem all of the Preferred stock at the price of $16.31 per share, together with any declared but unpaid dividends. Redemption will be over three years and no more than 50% of the Company’s earnings shall be required to be paid in any one year without Board of Director approval.

Dividends

The Series A and B Preferred Stock are non–cumulative voting stock that are entitled to receive an annual dividend at a rate of $0.55 and $1.47, respectively, per share when and if declared by the Board of Directors. As of December 31, 2001, the Board has not declared any dividends payable on Preferred or Common Stock.

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

7. Stockholders’ Equity (continued)

Common Stock

The Company is authorized to issue 65,200,000 shares of Common Stock. In July and August 1998, the Company issued 8,422,000 shares of Common Stock to its founders at a price of less than $0.01 per share. In July 1998, the Company issued 90,000 shares to the former employer of two of the founders in exchange for technology rights and other intellectual property. An additional 1,035,000 shares were issued in August 1998 to this former employer of the founders pursuant to an anti–dilution provision in the original agreement. In December 1998, the Company issued 453,000 shares of Common Stock to a consulting firm in exchange for services provided. In December 1998, the Company issued 2,500,000 shares of Common Stock to Systems & Computer Technology Corporation (“SCT”) for $2.5 million in cash. In connection with its investment agreement, SCT retained the right to purchase up to 60% of the outstanding Common Stock of the Company.

In 1999, the Company issued an additional 9,702,500 shares to SCT for $4.9 million in cash pursuant to SCT’s right to increase its ownership in the Company to 60%. The additional shares were issued to SCT in April and August 1999. During 1999, the Company repurchased 2,385,000 shares of Common Stock for $4.7 million in cash. The shares were repurchased from one of the Company’s founders, from the consulting firm and from the former employer of two of the Company’s founders. Also in 1999, the Company issued 1,453,619 shares pursuant to the exercise of employee stock options in exchange for full–recourse notes in the amount of approximately $2.7 million and 272,975 shares pursuant to the exercise of employee stock options, which were purchased for $796,000 in cash.

In 2000, the Company issued 75,000 shares pursuant to the exercise of employee stock options, in exchange for a full recourse note in the amount of $450,000 and 71,535 shares pursuant to the exercise of employee stock options, which were purchased for $405,000 in cash. During 2000, the Company repurchased 692,724 shares of Common Stock from employees for $3.7 million, consisting of approximately $800,000 in cash and $2.9 million related to principal and interest from employee notes receivable. The Common Stock repurchased consisted of 391,788 unvested Common stock and 300,936 vested Common stock. Certain of the stock repurchased were repurchased at a price in excess of the estimated fair market value at the date of repurchase. As a result of this premium, the Company recognized $1.4 million of non–cash compensation expense in 2000 related to this repurchase.

In 2001, the Company issued 166,666 shares pursuant to the exercise of employee stock options, in exchange for a full recourse note in the amount of $166,666, 29,839 shares pursuant to the exercise of employee stock options, which were purchased for $45,000 in cash and 32,393 shares of stock issued to employees in lieu of $32,000 in cash compensation. During 2001, certain stockholders and former employees surrendered mature shares in satisfaction of outstanding notes receivable.

Stock Options

The Company’s Share Option Plan and 1999 Stock Plan (“the Plans”) provide for the issuance of stock and stock options to employees, directors and consultants. Generally, such options are granted at prices not less than the fair value at the date of issue as determined by the Board of Directors. For purposes of determining fair value of the Common Stock, the Board of Directors has considered a number of factors including the price paid for Common Stock and for Series A and B Redeemable Convertible Preferred Stock and the illiquid nature of the Common Stock. An aggregate of 7,700,000 shares were reserved under the Plans of which 1,611,656 were available for future stock option grants at December 31, 2001, and 6,867,280 options were outstanding at December 31, 2001. During 2000, the Compensation Committee, in its discretion made an option grant of 2,470,000 to an executive officer of the Company, which was made outside of the Plans and is included in options outstanding at December 31, 2000 and December 31, 2001.

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

7. Stockholders’ Equity (continued)

Stock Options (continued)

The Plans provide for the grant of incentive stock options and non–qualified options to employees, officers, directors and consultants of the Company. Options granted generally have a ten–year life from the date of grant and generally vest on a four–year schedule with 25% vesting after the first year with the remainder vesting ratably on a monthly basis over the remaining vesting period. The options generally are immediately exercisable for unvested shares of Common Stock, with the unvested portion of the shares remaining subject to repurchase by the Company at the exercise price upon the voluntary or involuntary termination of the purchaser’s employment with the Company. These unvested shares retain the same vesting requirements as the underlying stock options. Some option grants have a vesting schedule shorter than four years and some have performance–based accelerated vesting schedules. The Company had 2,352 unvested shares of Common Stock issued and outstanding under the Plans at December 31, 2001, which were subject to repurchase by the Company at the exercise price.

During 2000, in connection with the severance of one of the Company’s executive officers, certain of the officer’s stock options were accelerated, resulting in compensation expense of $1.5 million.

Pro forma information regarding net loss has been determined as if the Company had accounted for its employee stock options under the fair value based method. The fair value of these options was estimated at the date of grant using a minimum value option pricing model with the following weighted average assumptions used for grants in 2001 and 2000, respectively: risk–free interest rate of approximately 4.9% and 5.7%; dividend yield of 0% and a weighted–average expected life of the option of 8.3 and 5.0 years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options’ vesting periods. Because the effect of SFAS No. 123 is prospective, the initial impact on pro forma net income (loss) may not be representative of compensation expense in future years. For the year ended December 31, 2001, pro forma net loss was $25.9 million and for the year ended December 31, 2000, the pro forma net loss was $34.4 million.

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

7. Stockholders’ Equity (continued)

Stock Options (continued)

The following table presents the summary of stock option activity and related information for the years ended December 31:

	2001		2000

	Options (000s)	Weighted-Average Exercise Price	Options (000s)	Weighted-Average Exercise Price

Outstanding at beginning of year	5,495	2.89	1,754	$2.93
Granted	3,554	1.00	4,748	3.23
Exercised	(197)	1.07	(147)	5.57
Canceled	(1,985)	4.84	(860)	4.41

Outstanding at end of year	6,867	1.40	5,495	2.89

Weighted-average fair value of options granted during the year at fair market value	$0.34		$0.85

The following table summarizes information about awards outstanding under the Plans at December 31, 2001:

	Outstanding			Exercisable

Range of Exercise Prices	Number (000s) Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number (000s) Exercisable	Weighted- Average Exercise Price

$0.00 to $1.99	6,227	8.7 years	$1.02	1,512	$1.10
2.00 to 3.99	271	7.1 years	2.82	239	2.80
4.00 to 5.99	50	4.7 years	5.00	31	5.00
6.00 to 7.50	319	7.6 years	6.94	167	6.91

	6,867	8.5 years	$1.40	1,949	$1.87

Options Issued to Non–employees

During 2000, the Company granted a total of 3,700 stock options, to non–employees who are members of the Company’s Board of Advisors or consultants to the Company. In accordance with EITF Issue No. 96–18, the fair value of approximately $23,000 assigned to these stock options in 2000, was calculated using the Black-Scholes valuation method and was included in operating expenses in the accompanying statements of operations.

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

7. Stockholders’ Equity (continued)

Stock Options (continued)

Rescission

In December 2000, the Company and certain employees mutually agreed to rescind options exercised to purchase 503,699 shares of common stock. In accordance with SEC Staff Announcement Topic D–93, “Accounting for the Rescission of the Exercise of Employee Stock Options,” this transaction resulted in compensation expense of $1.7 million. The compensation expense is included in operating expenses for the year ended December 31, 2000.

Option Cancellation

On February 28, 2001, all employees who had not received a stock option grant within the prior six months and one day were offered the opportunity to have their outstanding options, with an exercise price greater than $1.10 per share, cancelled. Upon cancellation, the employee received a promise to regrant the same number of options, with similar terms, six months and one day in the future with an exercise price equal to the then fair market value of the Company’s common stock. The terms and conditions applicable to the new options were similar to the cancelled options. Options to purchase a total of 790,705 shares having a weighted average exercise price of $6.71 per share were cancelled in connection with this option exchange. A like number of options were granted to employees on September 4, 2001 at an exercise price of $1.00 per share equal to the fair market value on that date.

Deferred Compensation

In connection with the grant of certain stock options to an employee during 2000, the Company recorded deferred compensation of $275,000, representing the difference between the option exercise price and the estimated fair value of the common stock for accounting purposes at the date of grant. The Company recorded amortization of deferred compensation of $143,000 and $94,000 during 2001 and 2000, respectively. The amortization expense relates to options granted to an employee in the general and administrative function and is included in such category. The amount of deferred compensation expense to be recorded in future periods could decrease if options for which unvested compensation has been recorded are forfeited.

Common Stock Warrants

The Company had 312,500 Common Stock warrants outstanding at December 31, 2001. The warrants entitle the holder to purchase 312,500 shares of the Company’s Common Stock at a price of $13.00 per share. Pursuant to the terms of the warrant agreement, the holder has certain anti–dilution protection in the event that the Company conducts an initial public offering of its Common Stock to the public of less than $16.00 per share, adjusted for stock splits and similar events. The warrants expire on December 31, 2002.

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

8. Employee Benefit Plan

In 1999, the Company formally adopted a defined contribution retirement plan (the “Plan”) that is qualified under Section 401(k) of the Internal Revenue Code, which covers all eligible employees. Participants may contribute a portion of their compensation up to 25% of gross compensation not to exceed the annual limit set by the Internal Revenue Service. Under the terms of the Plan, all employee contributions are immediately vested in full. Company matching contributions are discretionary. The Company has made no contributions to the Plan since inception.

9. Related Party Transactions

During 2001 and 2000, the Company paid approximately $1.5 million and $0.4 million and has expensed an additional $1.8 million and $0.8 million in sales commissions and consulting fees, respectively, to SCT. The accrued commissions are included in the Company’s balance sheets at December 31, 2001 and 2000 under the caption “Accrued commissions to related party.” At December 31, 2001 and 2000, the Company had receivables of approximately $1.1 million and $0.8 million, respectively, from SCT pursuant to a joint marketing agreement whereby SCT sublicensed the Company’s software to a third party. The receivable is included in the Company’s balance sheet under the caption “Related party receivable.” At December 31, 2001 and 2000, SCT owned approximately 32% and 38%, respectively, of the Company’s outstanding Common Stock (assuming conversion of Series A and B Redeemable Convertible Preferred Stock and other Common Stock equivalents). The Company’s joint marketing agreement with SCT provides SCT with a non–transferable license to use, distribute, market and incorporate the Company’s software into its own products and the right to sublicense the Company’s software to customers, on an exclusive basis in specified market segments, in exchange for providing the Company with access to its software, customers and prospective customers. As part of the agreement, SCT markets and distributes the Company’s software and provides maintenance, telephone support and professional services on the Company’s behalf. SCT receives a commission or royalty with respect to any sublicense sold by SCT. A fee–paid sublicense is a sublicense in which the individual institution pays an up–front license fee and an annual maintenance fee and the institution maintains all rights to advertising, sponsorships and ecommerce revenue. Additionally, SCT receives a commission under the terms of the agreement for each fee–paid sublicense and each fee–waived sublicense granted by SCT. A fee–waived sublicense is a sublicense in which sponsors and ecommerce partners are designated by the Company rather than the individual institution.

During 1999, the Company paid $125,000 and accrued an additional $125,000, which was paid in 2000 to a provider of a web shopping application (“the application provider”) pursuant to an agreement whereby the application provider provides shopping services and content to the users of the Company’s web platform. The application provider’s President and Chief Executive Officer is a member of the Company’s Board of Directors.

During 1999, the Company accrued approximately $75,000 that was paid in 2000 to a software distributor under a licensing and service agreement. The Company paid $265,000 to the software distributor during 2000, which included a settlement payment to terminate the contract. The Company had an investment in the software distributor at December 31, 1999 (see Note 3).

In November 1999, the Company received a promissory note in the amount of $75,000 from a web based health content provider (“the content provider”) bearing an interest rate of 8.25% per annum. The promissory note and accrued interest were repaid in March 2000. The Company received $1.3 million from the content provider as compensation for the Company’s agreement to feature the content provider’s content on the Company’s web platform and the Company’s agreement to not enter into an arrangement with any other entity focused on college and university student health content and connectivity for a limited period of time. The term of the initial agreement expired in June 2000. The $1.3 million received from the content provider was recognized as revenue during 2000. The Company also had an investment in the content provider at December 31, 2000 (see Note 3).

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Campus Pipeline, Inc.

Notes to Financial Statements (continued)

9. Related Party Transactions (continued)

At December 31, 2001 and 2000, the Company held approximately $559,000 and $392,000, respectively, of notes receivable from 6 and 5 employees, respectively, for the exercise of stock options. The notes bear interest at rates ranging between 5.01% and 5.93% per annum. Five of the notes are payable in full together with interest on the earliest to occur of the fifth anniversary of the date of the notes, two years after the effective date of the Company’s initial public offering of its Common Stock, or the expiration of the option being exercised by the note, unless paid earlier. One of the notes is payable in full together with interest on the earliest to occur of the fifth anniversary of the date of the notes, nine months after the effective date of the Company’s initial public offering of its Common Stock, immediately upon the sale of shares, two years after the termination date of employee’s employment with the Company, or immediately upon the employee’s material breach of a non–disclosure or non–competition obligation. The notes, which are classified as a reduction of stockholders’ equity, are full recourse obligations of the borrower to the Company and are collateralized by the shares of Common Stock issued upon exercise of the related options.

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Campus Pipeline, Inc.

Condensed Balance Sheets
(In Thousands)

	September 30, 2002 (Unaudited)	December 31, 2001

Assets
Current assets:
Cash and cash equivalents	$12,471	$24,168
Restricted cash	2,085	–
Accounts receivable, net	4,306	2,988
Receivables from related parties	–	1,108
Prepaid expenses and other current assets	456	1,736

Total current assets	19,318	30,000

Property and equipment:
Computer equipment and software	6,051	5,697
Furniture and fixtures	690	663
Leasehold improvements	673	207

	7,414	6,567
Less: accumulated depreciation	(5,166)	(3,848)

Net property and equipment	2,248	2,719

Other assets	126	126

Total assets	$21,692	$32,845

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,434	$1,136
Accrued payroll and related expenses	1,189	1,094
Other accrued liabilities	1,652	2,680
Current portion of notes payable	1,086	1,251
Deferred revenue	3,676	2,787

Total current liabilities	9,037	8,948

Notes payable	–	762

Stockholders’ equity	12,655	23,135

Total liabilities and stockholders’ equity	$21,692	$32,845

The accompanying notes to financial statements are an integral part of these financial statements.

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Campus Pipeline, Inc.

Condensed Statements of Operations
(In Thousands)

(Unaudited)	Nine Months Ended September 30,
	2002	2001

Revenues:
Software and maintenance	$10,655	$4,178
Professional fees and other	2,239	673
Corporate partnerships	–	407

Total Revenues	12,894	5,258

Cost of Revenues:
Software and maintenance	3,822	2,417
Professional fees and other	2,277	1,749

Total Cost of Revenues	6,099	4,166

Gross Margin	6,795	1,092

Operating expenses:
Research and development	5,417	6,829
Sales and marketing	7,364	6,470
General and administrative	4,732	6,942

Total operating expenses	17,513	20,241

Loss from operations	(10,718)	(19,149)

Other income (expense):
Interest income	273	1,529
Interest expense	(74)	(168)

Net loss	$(10,519)	$(17,788)

The accompanying notes to financial statements are an integral part of these financial statements.

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Campus Pipeline, Inc.

Condensed Statements of Cash Flows
(In Thousands)

(Unaudited)	Nine Months Ended September 30,
	2002	2001

Cash flows from operating activities
Net loss	$(10,519)	$(17,788)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,370	1,680
Amortization of deferred compensation	38	121
Gain on disposal of property and equipment	(4)	(1)
Stock-based compensation	–	32
Changes in operating assets and liabilities:
Accounts receivable	(210)	(3,324)
Restricted cash	(1,000)	–
Prepaid expenses and other assets	1,280	(1,064)
Accounts payable and accrued liabilities	(636)	581
Deferred revenue	889	890

Net cash used in operating activities	(8,792)	(18,873)

Cash flows from investing activities
Purchases of property and equipment	(899)	(585)
Proceeds from sale of property and equipment	5	3

Net cash used in investing activities	(894)	(582)

Cash flows from financing activities
Proceeds from issuance of notes payable	–	442
Payments on notes payable	(926)	(762)
Proceeds from sale of common stock	–	45
Cash restricted under financing arrangement	(1,085)	–
Purchase of treasury stock	–	(9)

Net cash (used in) provided by financing activities	(2,011)	(284)

Net increase (decrease) in cash and cash equivalents	(11,697)	(19,739)
Cash and cash equivalents at beginning of nine-month period	24,168	48,544

Cash and cash equivalents at end of nine-month period	$12,471	$28,805

The accompanying notes to financial statements are an integral part of these financial statements

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Campus Pipeline, Inc.

Notes to Condensed Financial Statements (Unaudited)

Nine Months Ended September 30, 2002 and 2001

1. Nature of Business

     Campus Pipeline, Inc. (“the Company”) was organized and incorporated in the state of Utah on June 24, 1998 and commenced operations on that date. The Company was reincorporated on March 27, 2000 in the state of Delaware. The Company conducts its business within one industry segment. The Company’s products are marketed to serve as the official Intranet and personalized portal to the Internet for administration, faculty, staff, students and alumni of colleges and universities. Integrated with the existing enterprise systems at an individual college or university, Campus Pipeline’s product web–enables that institution, providing access, personalization, security, content management and control to campus constituents.

2. Basis of Presentation

Interim Financial Statements

     The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10–Q and Rule 10–01 of Regulation S–X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2001 included elsewhere in this 8K/A. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine–month period ended September 30, 2002, are not necessarily indicative of the results that may be expected for the entire year or for any future period.

Accounting Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

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Campus Pipeline, Inc.

Notes to Condensed Financial Statements (Unaudited)

Nine Months Ended September 30, 2002 and 2001

Revenue Recognition

     The Company derives its revenues primarily from two sources: (i) license revenue, derived from the sale of its software products to end users and resellers; and (ii) service and support revenue, derived from providing professional services and post contract customer support services (“maintenance”) to end users. The Company licenses its software in multiple element arrangements in which the customer purchases a combination of software, maintenance and/or professional services (i.e., training, implementation services, etc.). The Company accounts for revenue from software transactions pursuant to Statement of Position (“SOP”) No. 97–2, “Software Revenue Recognition,” as amended by SOP No. 98–4 and SOP No. 98–9. SOP No. 97–2 requires that revenue recognized from software arrangements be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation, or training. Under SOP 97–2, the determination of fair value is based on objective evidence, which is specific to the vendor. If such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered. The Company has adopted the provisions of SOP 97–2 and related amendments as of June 24, 1998 (inception).

     The Company sells its software licenses to end users and resellers. For end users, the Company recognizes revenue allocable to software licenses and specified upgrades upon delivery of the software product or upgrade to the end user, unless the fee is not fixed or determinable or collectibility is not probable. The Company considers all arrangements with payment terms extending beyond 12 months and other arrangements with payment terms longer than normal not to be fixed or determinable. If the fee is not fixed or determinable, revenue is recognized as payments become due from the customer.

     During 2002, the Company amended its joint marketing agreement with Systems & Computer Technology Corporation (SCT) pursuant to which the Company would sell SCT up to $5 million of software licenses. Of the $5 million, $1 million could be used for either services or software licenses. The software licenses to be transferred to SCT are based on a predetermined pricing schedule. SCT would then be able to bundle the Campus Pipeline software with its own software product offerings. Pursuant to the amendment, the licenses were to be transferred to SCT over a period of 16 months. Payments for these licenses also extend over a 16–month period and are non–refundable.

     Under the terms of the amendment, the Campus Pipeline licenses are to be delivered in equal increments on January 1, 2002, July 1, 2002, and January 1, 2003. Because the payment term extends beyond one year, the Company recognizes the related revenue after delivery has occurred and the payment becomes due (or fixed and determinable). As of September 30, 2002, the Company has recognized $1.3 million in license revenue related to this amendment.

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Campus Pipeline, Inc.

Notes to Condensed Financial Statements (Unaudited)

Nine Months Ended September 30, 2002 and 2001

     Maintenance includes telephone support, bug fixes, and rights to upgrades on a when–and–if–available basis. In software arrangements that include rights to multiple software products, specified upgrades, maintenance and/or other services, the Company allocates the total arrangement fee among each deliverable based on the relative fair value of each deliverable as determined using vendor–specific objective evidence. Revenue allocable to maintenance is recognized on a straight–line basis over the period maintenance is provided, typically 12 months.

     Professional fees and other revenue relate primarily to consulting services, installation and training services revenue. Such services primarily consist of implementation services related to the installation of the Company’s products and do not include significant customization to or development of the underlying software code. Consulting, installation and training revenues are recognized as the services are performed and are usually on a time and materials basis.

Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents and accounts receivable. Risks associated with cash and cash equivalents are mitigated by banking with creditworthy institutions; however, at times deposits with such institutions may exceed FDIC insurance limits. The Company has no significant off–balance sheet concentrations of credit risk, such as foreign exchange contracts, option contracts or other foreign currency hedging arrangements. Accounts receivable are unsecured and are primarily derived from transactions with entities located in the United States. The Company performs ongoing credit evaluations of it customers and will maintain reserves for potential credit losses.

     Two customers accounted for 24.0% and 15.3% of revenue for the nine months ended September 30, 2002. One single customer accounted for 47.4% of revenue for the nine months ended September 30, 2001. At September 30, 2002, one single customer accounted for 10.4% of the accounts receivable balance.

Impact of Recently Issued Accounting Standards

     In August 2001, the FASB also issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long–Lived Assets” (“SFAS 144”). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long–lived assets. SFAS 144 establishes a single accounting model, based on the framework established in SFAS 121, for long–lived assets to be disposed of by sale. SFAS 121 did not address the accounting for a segment of a business accounted for as a discontinued operation under APB Opinion No. 30, “Reporting the Results of Operations–Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” (“APB 30”) so two accounting models existed for the disposal of long–lived assets. SFAS 144 replaces both SFAS 121 and APB 30, so that only one accounting model exists for the disposal of long–lived assets. SFAS 144 also resolves implementation issues related to SFAS 121. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The provisions of SFAS 144 are to be applied prospectively. The Company adopted SFAS 144 on January 1, 2002. The adoption did not have a material impact on our financial position or results of operations.

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Campus Pipeline, Inc.

Notes to Condensed Financial Statements (Unaudited)

Nine Months Ended September 30, 2002 and 2001

     In September 2001, the EITF issued EITF Issue No. 01–09, “Accounting for Consideration Given by Vendor to a Customer or a Reseller of the Vendor’s Products”, which is a codification of EITF Issues No. 00–14, No. 00–25 and No. 00–22 “Accounting for ‘Points’ and Certain Other Time–or Volume–Based Sales Incentive Offers and Offers for Free Products or Services to be Delivered in the Future.” The Company has adopted the provisions of this announcement for the periods presented with no material effect on the Company’s results of operations, financial position or liquidity.

     In April 2002, the Emerging Issues Task Force (“EITF”) issued EITF Issue No. 01–14, ’Income Statement Characterization of Reimbursements Received for “Out–of–Pocket” Expenses Incurred,’ which requires that all out–of–pocket expenses billed to a customer be classified as revenue. EITF Issue No. 01–14 is effective for our fiscal quarter beginning on January 1, 2002, with comparative financial statements for prior periods reclassified to conform to this presentation. The Company has adopted the provisions of this announcement for the periods presented with no material effect on the Company’s results of operations, financial position or liquidity.

     In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (“EITF”) issue No. 94–3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” (“EITF 94–3”). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94–3, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan. A fundamental conclusion reached by the FASB in SFAS 146 is that an entity’s commitment to a plan, by itself, does not create an obligation that meets the definition of a liability. Therefore, SFAS 146 eliminates the definition and requirements for recognition of exit costs in EITF 94–3. SFAS 146 also establishes that fair value is the objective for initial measurement of the liability. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early adoption encouraged. The Company is unable to determine the effect of SFAS 146 on the Company’s results of operations, financial position or liquidity as the impact would be determined by the nature of any future restructuring charges.

     3. Restricted Cash

      During September 2002, the Company classified $2.1 million of cash as restricted cash. Of the $2.1 million, $1.0 million relates to an agreement with a third party vendor. Per the agreement, this cash was set aside in an escrow account until October 2002, after which, the cash was transferred to the vendor. The remaining $1.1 million of restricted cash represents an assigned security interest to a financial institution with which the Company has a secured term loan.

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Campus Pipeline, Inc.

Notes to Condensed Financial Statements (Unaudited)

Nine Months Ended September 30, 2002 and 2001

     4. Notes Payable

     In June 2000, the Company borrowed $3.0 million under a secured term loan agreement (the “note”) with a financial institution (“lender”). On January 31, 2001, the Company obtained an amendment to the note agreement, which re–advanced the amount of the principal that had been repaid by the Company to bring the total outstanding principal balance to $3.0 million as of that date. The note was used primarily to finance the Company’s purchase of equipment, software and furniture. The note was secured by all of the Company’s furniture and software, not including software or any form of other intellectual property developed or created by the Company. The lender also had a security interest in the Company’s checking, investment or other accounts held with the lender. The note requires monthly interest and principal payments for a period of three years and bears interest at the financial institution’s prime rate plus one percent (5.75% at September 30, 2002). Under the terms of the note, the Company is subject to certain financial covenants and has restrictions on certain activities such as obtaining additional borrowings, declaring or paying dividends, making loans or acquiring interests in certain other entities. As of September 30, 2002, the Company was in compliance with all of the financial covenants under the note. Additionally, the remaining principal maturities under the note of $1.1 million as of September 30, 2002, are expected to be paid in the following fiscal year.

     In May 2002, the Company was in technical non–compliance with the capitalization financial covenant under the note that required the Company to maintain a net worth plus preferred stock equal to or greater than $20 million. In response to that violation, the Company assigned to the lender a security interest equal to the remaining balance of the note in certain liquid assets maintained by the lender on behalf of the Company. As a result of this security interest, the Company has approximately $1.1 million of restricted cash as September 30, 2002. The assignment of this security interest decreased the interest rate on the note from the financial institution’s prime rate plus one percent to the prime rate (4.75% at September 30, 2002).

     5. Stockholders’ Equity

     In 1999, 2000 and 2001, the Company issued shares of Common Stock to certain employees pursuant to the exercise of employee stock options, in exchange for full recourse notes. In 2002, certain stockholders and former employees surrendered mature shares in satisfaction of $359,000 of principal and related interest from notes receivable based on the estimated fair market of the shares at the date of surrender. The shares surrendered consisted of 376,350 shares of Common Stock and 2,048 shares of Series A Redeemable Convertible Preferred Stock. At September 30, 2002, the Company had no outstanding notes receivable from shareholders.

     6. Related Party Transactions

     At September 30, 2002, SCT owned approximately 43% of the Company’s voting interest including the outstanding convertible fully voting, preferred equity. Prior to January 1, 2002, the Company had a joint marketing agreement with SCT whereby SCT sublicensed the Company’s software as a third party. The Company’s joint marketing agreement with SCT provided SCT with a non–transferable license to use, distribute, market and incorporate the Company’s software into its own products and the right to sublicense the Company’s software to customers, on an exclusive basis in specified market segments, in exchange for providing the Company with access to its software, customers and prospective customers. As part of the agreement, SCT marketed and distributed the Company’s software and provided maintenance, telephone support and professional services on the Company’s behalf. SCT received a commission or royalty with respect to any sublicense sold by SCT.

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Campus Pipeline, Inc.

Notes to Condensed Financial Statements (Unaudited)

Nine Months Ended September 30, 2002 and 2001

     Effective January 1, 2002, the Company and SCT modified its joint marketing agreement whereby SCT purchased a pool of licenses to be delivered over a 16 month period for $5 million (see Note 2).

     During the nine–month periods ended September 30, 2002 and 2001, the Company incurred approximately $0.5 and $0.7 million, respectively, in sales commissions and consulting fees related to SCT. These amounts are included in the Company’s statements of operations for the nine–month periods ended September 30, 2002 and 2001 under the caption “Sales and marketing.” Additionally, at September 30, 2002, the Company has accrued approximately $0.5 million for sales commissions and consulting fees owed to SCT. The accrued commissions for SCT are included in the Company’s balance sheet at September 30, 2002 under the caption “Accrued expenses.”

     At September 30, 2002, the Company had receivables of approximately $0.4 million from SCT. The receivables from SCT are included in the Company’s balance sheet at September 30, 2002 under the caption “Accounts receivable, net.” Additionally, during the nine month periods ended September 30, 2002 and 2001, the Company recognized as revenue approximately $3.1 and $2.5 million, respectively, in software, maintenance, and services sales to SCT.

     7. Subsequent Event

     On October 23, 2002, the Company was acquired by SCT for approximately $36.4 million in cash and the assumption of certain employee bonus and severance obligations totaling approximately $5.2 million.

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      (b) Pro Forma Financial Information.

      The pro forma financial statements give effect to the Company’s acquisition of Campus Pipeline, Inc. based on historical data as reported by the separate companies. The unaudited pro forma condensed consolidated balance sheet was prepared as if the acquisition occurred as of September 30, 2002. The unaudited pro forma condensed consolidated statement of operations was prepared as if the acquisition occurred as of October 1, 2001 (beginning of fiscal year 2002).

      The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustment to reflect the allocation of the purchase price is based upon the preliminary information currently available, which may be revised, as additional information becomes available. The pro forma adjustments are described in the Notes to Unaudited Pro Forma Financial Statements.

     The pro forma financial statements have been compiled from historical financial statements and other information, but do not purport to represent what the Company’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project the Company’s financial performance for any future period. The unaudited pro forma statement of operations does not reflect adjustments for the effect of non–recurring items or any synergies or other operating benefits that may be realized as the Company integrates Campus Pipeline with the Company’s existing operations.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with: 1) the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10–K for the year ended September 30, 2002, 2) Campus Pipeline’s financial statements included in this Current Report on Form 8–K for the fiscal years ended December 31, 2001 and 2000, and 3) Campus Pipeline’s unaudited interim financial statements included in this Current Report on Form 8–K for the nine months ended September 30, 2002.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2002 (In thousands, except per share amounts)
	As Reported (Historical)	Campus Pipeline (Unaudited)	Pro Forma Adjustments	Notes		Pro Forma Results (Unaudited)

ASSETS
Cash and short-term investments	$133,574	$14,556	$(36,391)	3	(a)	$111,739
Receivables, net	77,824	4,306	(749)	3	(b)	81,381
Prepaid income taxes	20,353	–	–			20,353
Prepaid expenses and other assets	16,757	456	(1,812)	3	(b)	15,401

TOTAL CURRENT ASSETS	248,508	19,318	(38,952)			228,874

PROPERTY AND EQUIPMENT – at cost,
net of accumulated depreciation	27,265	2,248	–			29,513
CAPITALIZED COMPUTER SOFTWARE COSTS,
net of accumulated amortization	4,427	–	–			4,427
GOODWILL, net of accumulated amortization	28,784	–	17,981	2		46,765
INTANGIBLE ASSETS, net of accumulated amortization	10,689	–	11,000	2		21,689
OTHER ASSETS AND DEFERRED CHARGES	15,169	126	6,050	2, 3	(c)	21,345
NET ASSETS OF DISCONTINUED OPERATIONS	31,805	–	–			31,805

TOTAL ASSETS	366,647	21,692	(3,921)			384,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	6,402	1,434	–			7,836
Current portion of long-term debt	–	1,086	–			1,086
Income taxes payable	1,096	–	–			1,096
Accrued expenses	37,995	2,841	9,056	3(b), 3	(d)	49,892
Deferred revenue	24,948	3,676	(322)	3	(b)	28,302

TOTAL CURRENT LIABILITIES	70,441	9,037	8,734			88,212

LONG-TERM DEBT AND OTHER LONG-TERM LIABILITIES	77,635	–	–			77,635

STOCKHOLDERS’ EQUITY, NET	218,571	12,655	(12,655)	2		218,571

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$366,647	$21,692	$ (3,921)			$384,418

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2002 (In thousands, except per share amounts)
	As Reported (Historical)	Campus Pipeline (Unaudited)	Pro Forma Adjustments	Notes		Pro Forma Results (Unaudited)

Revenues:
Outsourcing services	$33,268	$–	$–			$33,268
Software sales and commissions	36,259	10,385	(4,131)	4	(a)	42,513
Maintenance and enhancements	82,265	2,216	(908)	4	(a)	83,573
Software services	81,765	3,035	(506)	4	(a)	84,294
Interest and other income	3,981	442	(1,420)	4	(b)	3,003

	237,538	16,078	(6,965)			246,651

Expenses
Cost of outsourcing services	25,961	–	–			25,961
Cost of software sales, commissions,
maintenance and enhancements	53,990	12,761	(2,076)	4	(a)	64,675
Cost of software services	64,123	3,287	(307)	4	(a)	67,103
Selling, general and administrative	65,887	17,348	100	4(a), 4	(c)	83,335
Retirement and restructuring charges	4,874	–	–			4,874
Asset impairment charge	5,425	104	–			5,529
Interest expense	4,203	104	–			4,307

	224,463	33,604	(2,283)			255,784

Income (loss) from continuing operations before income taxes	13,075	(17,526)	(4,682)			(9,133)
Provision (benefit) for income taxes	5,590	–	(7,921)	5		(2,331)

Income (loss) from continuing operations	$7,485	$(17,526)	$3,239			$(6,802)

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NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. Basis Of Presentation

     The information included in the unaudited pro forma condensed consolidated statement of operations is based on historical data as reported by the separate companies, and gives effect to the Company’s acquisition of Campus Pipeline, Inc. as if the acquisition had occurred on October 1, 2001 (the beginning of the fiscal year ended September 30, 2002). The historical amounts for the Company are derived from its audited consolidated statement of operations for the year ended September 30, 2002. Historical amounts for Campus Pipeline are for the twelve months ended September 30, 2002, and are unaudited.

     The pro forma amounts include adjustments having a continuing impact on the consolidated company as a result of using the purchase method of accounting for the acquisition. The pro forma adjustments are described below. The adjustments are based on the most recent information available and certain management judgments.

2. Acquisition of Campus Pipeline

     Effective October 23, 2002, the Company acquired Campus Pipeline, Inc., pursuant to a Merger Agreement dated September 30, 2002, for $36.4 million cash and the assumption by the Company of certain employee bonus and severance obligations totaling $5.2 million (the “Merger Consideration”). Campus Pipeline was a privately held corporation that provided digital and information systems products and services to colleges and universities. In accordance with the Merger Agreement, $3.5 million of the Merger Consideration will be held in escrow until December 31, 2003 to secure certain indemnification obligations of the former stockholders of Campus Pipeline in favor of the Company in case of certain breaches of the Merger Agreement by Campus Pipeline. Pursuant to the Merger Agreement and Campus Pipeline’s Certificate of Incorporation, holders of common stock of Campus Pipeline were not entitled to receive any portion of the Merger Consideration. The total amount of funds used to pay the Merger Consideration was obtained from the working capital of the Company.

     Immediately prior to the consummation of the acquisition, three of the nine members of the board of directors of Campus Pipeline were also directors and affiliates of the Company, two of whom were also executive officers of the Company. Additionally, the Company was a major stockholder of Campus Pipeline, holding approximately 59% of Campus Pipeline’s outstanding common stock, which was approximately 43% of the voting interest in Campus Pipeline’s outstanding equity due to outstanding convertible fully voting, preferred equity. In addition, certain executive officers and other employees owned common stock of Campus Pipeline. As the Company and executive officers and employees of the Company held only common stock of Campus Pipeline, they were not entitled to receive any portion of the Merger Consideration. Additionally, the Company had a business relationship with Campus Pipeline, as certain of Campus Pipeline’s services were offered to customers through contracts entered into between the Company and those customers.

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     Concurrent with the acquisition of Campus Pipeline, the Company began a detailed evaluation of Campus Pipeline’s operations, resulting in a plan to terminate approximately 35 employees and vacate space in a leased facility. The Company provided a reserve of $2.2 million for these actions. The Company also provided a reserve of $2.5 million for professional and legal costs, transaction expenses as defined in the acquisition agreement, and other acquisition costs.

     In accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” the Company recognized certain intangible assets acquired (trade names and trademarks, purchased software, and customer relationships) separately from goodwill. The excess of the cost of the acquisition over the estimated fair value of the assets acquired has been allocated to goodwill. In accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” the goodwill will not be amortized, but will be subject to periodic impairment reviews. The purchased software, trade names and trademarks, and customer relationships will be amortized over their estimated useful life of 4, 8, and 10 years, respectively.

     Assets acquired and liabilities assumed have been recorded at their estimated fair values. The recorded values of assets acquired and liabilities assumed are preliminary, and are subject to adjustment, pending final determination of their acquisition values.

     The allocation of the Campus Pipeline purchase price is as follows (in thousands):

Total cost of Campus Pipeline acquisition	$36,391
Employee bonus and severance obligations	5,191
Accrued acquisition costs	4,764

46,346

Net tangible assets acquired	12,655
Customer relationships	6,000
Purchased software	3,000
Trade names and trademarks	2,000
Deferred taxes	6,050

29,705

Total goodwill	$16,641

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3. The following adjustments and elimination entries have been made to the unaudited pro forma condensed consolidated balance sheet to reflect the Campus Pipeline acquisition.

     (a)   Represents the net change in cash and cash equivalents resulting from the net cash requirements for the Campus Pipeline acquisition of $36.4 million.

     (b)   Elimination of receivables and liabilities between the Company and Campus Pipeline related to a joint marketing agreement between the parties. The joint marketing agreement provided the Company with a non–transferable license to use, distribute, market and incorporate Campus Pipeline’s software into its own products and the right to sublicense Campus Pipeline’s software to customers, on an exclusive basis in specified market segments, in exchange for providing Campus Pipeline with access to its software, customers and prospective customers. At September 30, 2002, the Company had prepaid software license and services inventory credits of $1.6 million related to software and services purchased from Campus Pipeline but not yet sold to clients and receivables and payables related to commissions earned and obligations to Campus Pipeline. Campus Pipeline had receivables and payables to the Company for services performed for the Company and commissions payable to the Company.

     (c)   The Company established a deferred tax asset to reflect the future benefit of net operating losses of Campus Pipeline. The acquired net operating losses will be used against the Company’s future taxable income and expire in 2017.

     (d)   The Company provided for acquisition expenses that were incurred but not paid at the time of the acquisition, including:

(in thousands)
Employee bonus and severance obligations	$5,191
Accrued acquisition, transaction and legal costs	2,546
Accrued severance for employee terminations	818
Reserve for lease obligations of unused space	1,400

4. The following adjustments and elimination entries have been made to the unaudited pro forma condensed consolidated statement of operations to reflect the Campus Pipeline acquisition:

     (a) During fiscal year 2002, the Company had an agreement with Campus Pipeline pursuant to which the Company purchased software license and services inventory credits from Campus Pipeline. The revenue and expense amounts were eliminated from historical results.

     (b) The acquisition was funded through the use of the Company’s existing cash and cash equivalents. Prior to the acquisition, these funds had been invested in available–for–sale securities. Had the acquisition occurred on October 1, 2001, the Company would have earned lower interest income as a result of the reduction in funds available for investment in available–for–sale securities. The pro forma effect of recognizing a full year of lower interest income is as follows:

Interest ($ in thousands)	Interest Rate	Income Adjustment

$36,391 of cash used to fund acquisition	3.9%	$1,419

The interest rate used in the above table represents an estimated average rate of return on securities that would have been available for investment during the year ended September 30, 2002.

     (c) The recognition of the purchased software, customer relationships, and trade names and trademarks acquired from Campus Pipeline results in additional amortization expense. The pro forma effects of recognizing a full year of additional amortization expense is as follows:

Amortization (in thousands)	Adjustment

Purchased software	$750
Customer relationships	600
Trade names and trademarks	250

$1,600

     In accordance with the Statement of Financial Accounting Standard No. 142, which was adopted by the Company effective October 1, 2001, goodwill resulting from the acquisition is not amortized.

5. Income Taxes

     The unaudited pro forma condensed consolidated statement of operations has been adjusted to reflect the estimated amount of income taxes that would have been accrued on pro forma pre–tax income (loss) from continuing operations had the acquisition taken place on October 1, 2001.

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(c)   Exhibits.

Exhibit Number	Description

2.5*	Agreement and Plan of Merger dated September 30, 2002 by and among Systems & Computer Technology Corporation, Campus Pipeline, Inc. and CPI Acquisition Company, Inc.

2.6*	Escrow Agreement dated October 23, 2002 by and among Systems & Computer Technology Corporation, Tyler Thatcher, as Stockholder Representative and J.P. Morgan, Trust Company, National Association.

23.1**	Consent of Ernst & Young LLP, Campus Pipeline’s independent auditors.

*	Filed with the Company’s current report on Form 8–K filed on November 5, 2002.

**	Filed herewith.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 03, 2003		Systems & Computer Technology Corporation
	By:	/s/ Eric Haskell __________________________________________ Eric Haskell Executive Vice President, Finance & Administration, Treasurer and Chief Financial Officer

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Exhibit Index

Exhibit Number	Description

2.5*	Agreement and Plan of Merger dated September 30, 2002 by and among Systems & Computer Technology Corporation, Campus Pipeline, Inc. and CPI Acquisition Company, Inc.

2.6*	Escrow Agreement dated October 23, 2002 by and among Systems & Computer Technology Corporation, Tyler Thatcher, as Stockholder Representative and J.P. Morgan, Trust Company, National Association.

23.1**	Consent of Ernst & Young LLP, Campus Pipeline’s independent auditors.

*	Filed with the Company’s current report on Form 8–K filed on November 5, 2002.

**	Filed herewith.